UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 12, 2018

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36615	26-2222607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 220 South Sixth Street, Suite 1200, Minneapolis, MN 55402

(Address of principal executive offices) (Zip Code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 12, 2018, GWG Holdings, Inc. and its wholly owned subsidiary GWG Life, LLC entered into a Master Exchange Agreement with The Beneficient Company Group, L.P., a Delaware limited partnership (“Beneficient”), MHT Financial SPV, LLC, a Delaware limited liability company (“MHT SPV”), and various related trusts (the “Seller Trusts”), as amended and restated on January 18, 2018 with effect from January 12, 2018.

The Master Exchange Agreement contemplates an exchange transaction (the “Exchange Transaction”) in which GWG Holdings will receive from the Seller Trusts up to 40,000,000 outstanding common units (representing limited partner interests) in Beneficient (the “MLP Units”), subject to adjustment as provided below. The Seller Trusts will receive the following consideration: (i) up to 29.1 million shares of common stock of GWG Holdings, (ii) up to $360 million in principal amount of L Bonds of GWG Holdings, and (iii) $150 million in cash from GWG Holdings. Under the Master Exchange Agreement, MHT SPV has subscribed for GWG Holdings common stock and L Bonds for an aggregate cash payment of $150 million, which subscription may be accepted by GWG Holdings solely at its option.

The exact number of shares of common stock and L Bonds of GWG Holdings, and the exact number of outstanding common units of Beneficient that will be sold to GWG Holdings by the Seller Trusts, at the closing of the Exchange Transaction will be determined approximately five business days prior to closing. The Master Exchange Agreement provides, however, that the aggregate value of the consideration (consisting of the outstanding common units of Beneficient and cash) provided to GWG Holdings and GWG Life in the Exchange Transaction will not be less than $550 million nor more than $800 million. In addition, the Master Exchange Agreement provides that the aggregate principal amount of L Bonds will be equal to the aggregate amount of common stock of GWG Holdings (valued at $10.00 per share).

GWG Life will make a commercial loan to Beneficient in a principal amount of up to $400 million to facilitate Beneficient’s build-out of its suite of liquidity products. Interest will accrue on the principal amount outstanding under the loan at the per annum rate of 5%. Principal and interest, together with any other amounts owing under the commercial loan, will be due and payable in full on the four-year anniversary of the closing of the Exchange Transaction in cash or, at the at the election of Beneficient, in the form of additional MLP Units, subject to certain limitations. One-half of the interest owing under the loan will be payable monthly in cash, and the remaining one-half will be payable at maturity.

In the event GWG Holdings secures a valuation opinion from a nationally recognized valuation firm to the effect that the MLP Units will have, as of the closing date of the Exchange Transaction, a fair value of less than $9.00 per MLP Unit and a second valuation opinion obtained by GWG Holdings and Beneficient ascribes a value to the MLP Units of less than $9.00 per unit, Beneficient will provide, through arrangements with existing security holders so as to preclude dilution, such additional number of MLP Units to GWG Holdings at the closing of the Exchange Transaction as shall be necessary to provide an aggregate value to GWG Holdings equal to the value the MLP Units would have had at $10.00 per MLP Unit.

The transactions contemplated by the Master Exchange Agreement are expected to close in the first or second quarter of 2018, subject to the approval of stockholders of GWG Holdings (in accordance with applicable NASDAQ requirements) and the satisfaction of the other customary closing conditions set forth in the agreement, including, among others, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, approval of GWG Holdings’ stockholders of the issuance of the GWG Holdings common stock (as required by NASDAQ), consent from the senior lender under GWG’s senior credit facility, and amendment and supplement of the indenture governing GWG Holdings’ outstanding L Bonds in connection with the terms of this transaction.

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As described above, the Master Exchange Agreement contemplates the execution and delivery of the following agreements prior to or at the closing, in addition to the commercial loan agreement discussed above. Although the parties have not entered into these agreements, the Master Exchange Agreement does set forth certain terms and conditions. These agreements are:

•	A voting agreement with Messrs. Jon R. Sabes and Steven F. Sabes. Jon R. Sabes is the Chairman and Chief Executive Officer of GWG Holdings, and Steve F. Sabes is a director of GWG Holdings. Messrs. Jon R. Sabes and Steven F. Sabes have shared voting control over a majority of the voting power of the outstanding capital shares of GWG Holdings. The purpose of the voting agreement is to provide Beneficient, MHT SPV and the Seller Trusts with certainty that the stockholders of GWG Holdings will approve the proposed transaction, and the voting agreement will accordingly obligate Jon R. Sabes and Steve F. Sabes to vote their shares in favor of the transaction and prohibit them from disposing of their shares of capital stock prior to the vote unless the Exchange Transaction is terminated.

•	Registration rights agreements relating to the MLP Units to be acquired by GWG Holdings and to the shares of common stock of GWG Holdings and L Bonds to be issued to the Seller Trusts and MHT SPV in the Exchange Transaction.

•	An orderly marketing agreement pursuant to which GWG Holdings will work with one or more nationally recognized investment banks for the orderly marketing and resale of the shares of common stock that GWG Holdings issues to the Seller Trusts and MHT SPV at the closing, and the Seller Trusts and MHT SPV agree to sell their common stock of GWG Holdings only as permitted thereunder.

•	A shareholders’ agreement pursuant to which the Seller Trusts and MHT SPV will agree to vote all voting securities of GWG Holdings voted on by stockholders of GWG Holdings solely in proportion with the votes cast by all other holders of voting securities of GWG Holdings on any matter put before them until the orderly marketing agreement has been terminated, and to a one-year standstill arrangement.

The Master Exchange Agreement contains customary and negotiated representations, warranties and covenants for a transaction involving the issuance and exchange of securities comprising a significant amount of the equity capital of each issuer, including a customary non-solicitation covenant by GWG Holdings.

In the Master Exchange Agreement, Beneficient has agreed to use its commercial best efforts to pursue and obtain a listing of its common units on a nationally recognized stock exchange (a “listing”) on or prior to the 40-month anniversary of the closing. Beneficient is structured so that, upon any such listing, it will be treated as a master limited partnership. In the event that either (i) Beneficient has not filed a registration statement with the SEC in connection with a listing within 24 months after the closing or (ii) Beneficient does not secure a listing on a national stock exchange in the United States within 40 months after the closing, then the Master Exchange Agreement provides that GWG Holdings may elect, at its discretion, to cause Beneficient to adopt a strategy to redeem all of the common units of Beneficient then held by GWG Holdings as of the date of that election at a redemption price equal to the greater of $11.00 per unit or the book value per unit as of the date of redemption.

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GWG Holdings, on the one hand, and any of Beneficient, MHT SPV or the Seller Trusts, on the other hand, may terminate the Master Exchange Agreement prior to the closing in certain circumstances, including, among other things, (i) if the closing of the transaction has not occurred by April 30, 2018, (ii) if the stockholders of GWG Holdings fail to approve the transaction, (iii) by mutual written consent, and (iv) in connection with another party’s breach in a material respect of its representations, warranties, or agreements contained in the Master Exchange Agreement that is either not curable or, if curable, has not been cured after at least 30 days prior written notice. In addition, the Seller Trusts may terminate the Master Exchange Agreement, prior to the closing, at any time so long as they pay GWG Holdings a $4 million termination fee concurrently with or prior to such termination.

The transactions contemplated by the Master Exchange Agreement have been effected in reliance upon available exemptions under applicable federal and state securities laws.

Item 8.01	Other Information.

On January 18, 2018, GWG Holdings issued a press release, a copy of which is attached to this report as Exhibit 99.1.

Additional Information and Where to Find It

GWG Holdings plans to file with the SEC a proxy statement in connection with the proposed transactions described above (the “Proxy Statement”). The information in any preliminary Proxy Statement is not complete and may be changed. The Proxy Statement and this report are not offers to sell GWG Holdings securities and are not soliciting an offer to buy GWG Holdings securities.

The definitive Proxy Statement will be mailed to stockholders of GWG Holdings. GWG HOLDINGS URGES INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders will be able to obtain free copies of the definitive Proxy Statement (when available) and other documents filed with the SEC by GWG Holdings through the website maintained by the SEC at www.sec.gov. Free copies of the definitive Proxy Statement (when available) and other documents filed with the SEC can also be obtained on GWG Holdings’ website (www.gwgh.com).

Participants in Solicitation

GWG Holdings and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of GWG Holdings in connection with the transactions described herein. Information about the directors and executive officers of GWG Holdings is set forth in GWG Holdings’ Form 10-K for the year ended December 31, 2016 and filed with the SEC on March 15, 2017, and the proxy statement filed with the SEC on March 30, 2017. Additional information regarding the interests of these participants and other persons who may be deemed participants in the transactions may be obtained by reading the Proxy Statement regarding the proposed transactions when it becomes available.

This document will not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

99.1	Press release dated as of January 18, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG Holdings, Inc.

By:	/s/ Jon R. Sabes
Jon R. Sabes Chief Executive Officer

Date: January 18, 2018

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated as of January 18, 2018.

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